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                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of February 24, 1998 among Eagle-Picher Industries, Inc., an Ohio corporation, ("Eagle-Picher"), as survivor to the merger between E-P Acquisition, Inc. ("E-P Acquisition") and Eagle-Picher, and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                                   WITNESSETH:

        WHEREAS, E-P Acquisition, the Guarantors named therein and the Trustee executed and delivered an Indenture relating to the 9 3/8% Senior Subordinated Notes due 2008 (the "Notes") of E-P Acquisition, dated as of February 24, 1998;

        WHEREAS, Section 9.01 of the Indenture provides that the Indenture may be amended without the consent of the holders of the Notes in order to provide for the assumption of the obligations to the holders of the Notes in the event of merger or consolidation;

        WHEREAS, in accordance with and as contemplated by Article 5 of the Indenture, E-P Acquisition has been merged with Eagle-Picher, on the Issue Date, and the parties to the Indenture have agreed that Eagle-Picher, as survivor of such merger, be the "Issuer" under the Indenture.

        WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

        SECTION 2. Assumption of Obligations Under the Indenture. Eagle-Picher assumes all the obligations of E-P Acquisition under the Notes and the Indenture.





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        SECTION 3. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

        SECTION 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 5. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of Eagle-Picher and the Trustee.






















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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                                       EAGLE-PICHER INDUSTRIES, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: President


                                        DAISY PARTS, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person


                                       EAGLE-PICHER DEVELOPMENT
                                         COMPANY, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: President


                                       EAGLE-PICHER HOLDINGS, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: President




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                                       EAGLE-PICHER FAR EAST, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person


                                       EAGLE-PICHER FLUID SYSTEMS, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person


                                       EAGLE-PICHER MINERALS, INC.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person


                                       EAGLE-PICHER TECHNOLOGIES,
                                         LLC



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Director-Manager


                                       HILLSDALE TOOL &
                                         MANUFACTURING CO.



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person





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                                       MICHIGAN AUTOMOTIVE
                                         RESEARCH CORPORATION



                                       By:   /s/ ANDRIES RUIJSSENAARS
                                          ______________________________________
                                          Name:  Andries Ruijssenaars
                                          Title: Authorized Person


                                       THE BANK OF NEW YORK
                                         as Trustee



                                       By:   /s/ MARY JANE MORRISSEY
                                          ______________________________________
                                          Name:  Mary Jane Morrissey
                                          Title: Vice President





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